Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on this Form S-3 to be filed by Home Properties of New York, Inc. of our reports,
(1) dated February 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Home Properties of New York, Inc. as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which report was included in the 1997 Annual Report on Form 10-K, (2) dated December 23, 1997 on our audit of the Detroit Acquisition Properties for the year ended December 31, 1996, which report is included in Form 8-K/A Amendment No. 1 dated October 7, 1997 and filed on January 12, 1998,
(3) dated March 16, 1998 and March 18, 1998 on our audits of Candlewood Apartments and Park Shirlington and Braddock Lee Apartments, respectively, for the year ended December 31, 1997, which reports are included in Form 8-K, dated March 23, 1998 and filed on March 24, 1998, (4) dated May 15, 1998 on our audits of the Acquisition Portfolio for the year ended December 31, 1997, the Baltimore Portfolio for the year ended September 30, 1997, and dated May 20, 1998 on our audit of the Pines of Perinton for the year ended September 30, 1997, respectively, which reports are included in Forms 8-K dated May 21, 1998 and filed on May 22, 1998, (5) dated May 28, 1998 on our audit of the Colonies' Apartments for the year ended December 31, 1997 which report is included in Form 8-K dated March 17, 1998 and filed on June 2, 1998, and (6) dated August 6, 1998 on our audit of Racquet Club East for the year ended December 31, 1997, which report is included in Form 8-K dated May 28, 1998 and filed August 6, 1998. We also consent to the reference to our firm under the caption "Experts".

                        /s/ PricewaterhouseCoopers LLP
                        ------------------------------
                          PRICEWATERHOUSECOOPERS LLP

Rochester, New York
November 23, 1998